Exhibit 99.1

UNDER ARMOUR REPORTS FOURTH QUARTER AND FULL-YEAR FISCAL 2023 RESULTS; PROVIDES INITIAL FISCAL 2024 OUTLOOK
BALTIMORE, May 9, 2023 – Under Armour, Inc. (NYSE: UA, UAA) today announced unaudited financial results for its fourth quarter and fiscal year ended March 31, 2023. The company reports its financial performance following accounting principles generally accepted in the United States of America ("GAAP"). This press release refers to "currency neutral" and "adjusted" amounts, which are non-GAAP financial measures described below under the "Non-GAAP Financial Information" paragraph.

“I’m honored to lead this iconic brand, and I’m pleased that Under Armour delivered fiscal 2023 revenue and earnings results that were in line with our previous outlook,” said Under Armour President and CEO Stephanie Linnartz. “Fiscal 2024 will be a year of building for the brand. I am prioritizing significantly amplifying global brand heat; delivering elevated design and products, with a focus on Sportstyle, footwear, and women; and positioning us to drive better sales growth in the United States.”

Linnartz continued, “We will leverage our strong portfolio of franchises, including Heat Gear, Cold Gear, and compression apparel, to drive innovation across new products and markets. We must deliver better for athletes and our customers and meaningfully increase returns for shareholders in the years ahead. My job is to make that vision a reality.”

Fourth Quarter Fiscal 2023 Review
•Revenue was up 8 percent to $1.4 billion (up 10 percent currency neutral).
–Wholesale revenue increased 10 percent to $909 million, and direct-to-consumer revenue increased 3 percent to $454 million due to a 6 percent increase in eCommerce revenue, which represented 46 percent of the total direct-to-consumer business in the quarter, and a 1 percent increase in owned and operated store revenue.
–North America revenue increased 3 percent to $862 million, and international revenue increased 16 percent to $526 million (up 21 percent currency neutral). Within the international business, revenue increased 14 percent in EMEA (up 20 percent currency neutral), increased 24 percent in Asia-Pacific (up 31 percent currency neutral), and decreased 8 percent in Latin America (down 13 percent currency neutral).
–Apparel revenue increased 1 percent to $889 million. Footwear revenue increased 27 percent to $378 million. Accessories revenue declined 1 percent to $96 million.
•Gross margin declined 310 basis points to 43.4 percent compared to the prior year, driven primarily by higher promotions, mix impacts related to higher footwear revenue, and adverse effects from changes in foreign currency.
•Selling, general & administrative expenses decreased 4 percent to $572 million.
•Operating income was $35 million.
•Net Income was $171 million. Excluding an $87 million benefit primarily from a tax valuation allowance release related to prior-period restructuring, adjusted net income was $84 million.
•Diluted earnings per share was $0.38. Adjusted diluted earnings per share was $0.18.
•Inventory was up 44 percent to $1.2 billion.

•Cash and Cash Equivalents were $712 million at the end of the quarter, and no borrowings were outstanding under the company's $1.1 billion revolving credit facility.

Full Year Fiscal 2023 Review
•Revenue was up 3 percent to $5.9 billion (up 6 percent currency neutral).
–Wholesale revenue increased 6 percent to $3.5 billion, and direct-to-consumer revenue decreased 3 percent to $2.3 billion due to a 6 percent decline in owned and operated store revenue partially offset by a 3 percent increase in eCommerce revenue, which represented 42 percent of the total direct-to-consumer business for the year.
–North America revenue decreased 1 percent compared to the prior year at $3.8 billion, and international revenue increased 8 percent to $2 billion (up 16 percent currency neutral). Within the international business, revenue increased 13 percent in EMEA (up 23 percent currency neutral), increased 3 percent in Asia-Pacific (up 10 percent currency neutral), and increased 11 percent in Latin America (up 9 percent currency neutral).
–Apparel revenue decreased 1 percent to $3.9 billion. Footwear revenue increased 16 percent to $1.5 billion. Accessories revenue declined 7 percent to $409 million.
•Gross margin declined 470 basis points to 44.9 percent compared to the prior year, driven primarily by higher promotions, supply chain impacts including higher freight and product costs, mix impacts related to higher distributor and footwear revenue, and adverse impacts from changes in foreign currency.
•Selling, general & administrative expenses decreased 2 percent to $2.4 billion.
•Operating income was $284 million. Excluding the company's litigation reserve, adjusted operating income was $304 million.
•Net Income was $387 million. Excluding a $45 million earn-out benefit in connection with the sale of the MyFitnessPal platform, a $96 million benefit from a tax valuation allowance release related to prior-period restructuring, and a $20 million litigation reserve expense, adjusted net income was $266 million.
•Diluted earnings per share was $0.84. Adjusted diluted earnings per share was $0.58.

Share Buyback Update
During the fourth quarter, Under Armour repurchased one million shares of its Class C common stock, consistent with the final settlement of accelerated share repurchase transactions entered into during the prior quarter. Under the company's two-year, $500 million program, which the Board of Directors approved in February 2022, 35 million shares of Class C common stock have been repurchased for $425 million.

Fiscal 2024 Outlook
Versus fiscal 2023, key points related to Under Armour’s fiscal-year 2024 outlook include:
•Revenue is expected to be flat to up slightly.
•Gross margin is expected to be up 25 to 75 basis points compared to the prior year’s rate of 44.9 percent, driven by supply chain tailwinds related to lower freight costs, partially offset by mix impacts related to higher off-price revenue and higher promotions expected in the company’s direct-to-consumer business.
•Selling, general & administrative expenses are expected to be flat to up slightly.
•Operating income is expected to reach $310 to $330 million.
•Effective tax rate is expected to be in the low twenties percentage range.
•Diluted earnings per share is expected to be between $0.47 and $0.51.
•Capital expenditures are expected to be between $250 and $270 million.

Conference Call and Webcast
Under Armour will hold its fourth quarter and full-year fiscal 2023 conference call today at approximately 8:30 a.m. Eastern Time. The call will be webcast live at https://about.underarmour.com/investor-relations/financials and will be archived and available for replay about three hours after the live event.

Non-GAAP Financial Information
This press release refers to “currency neutral” and “adjusted” results for the company’s 2023 fiscal year ended March 31, 2023. Management believes this information is helpful to investors to compare the company’s results of operations period-over-period because it enhances visibility into its actual underlying results, excluding these impacts. Currency-neutral financial information is calculated to exclude changes in foreign currency exchange rates. References to adjusted financial measures exclude the effect of the company's litigation reserve, the company’s 2020 restructuring plan and related tax effects, and any gain or loss from divestitures (including associated earn-outs and expenses) and related tax effects. Management believes these adjustments are not core to the company’s operations. The reconciliation of non-GAAP amounts to the most directly comparable financial measure calculated according to GAAP is presented in supplemental financial information furnished with this release. All per-share amounts are reported on a diluted basis. In addition, in connection with its change in fiscal year-end from December 31 to March 31, Under Armour is presenting select non-GAAP financial measures for the twelve months beginning on April 1, 2021, and ending March 31, 2022, to provide comparable reference periods against the company's new fiscal 2023 year, which began April 1, 2022, and ended on March 31, 2023. These supplemental non-GAAP financial measures should not be considered in isolation. They should be contemplated in addition to, and not as an alternative to, the company’s reported results prepared per GAAP. Additionally, the company’s non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

About Under Armour, Inc.
Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer, and distributor of branded athletic performance apparel, footwear, and accessories. Designed to empower human performance, Under Armour’s innovative products and experiences are engineered to make athletes better. For further information, please visit http://about.underarmour.com.
Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, such as statements regarding our share repurchase program, our future financial condition or results of operations, our prospects and strategies for future growth, the impact of the COVID-19 pandemic on our business, expectations regarding promotional activities, freight, product cost pressures and foreign currency impacts, the impact of global economic conditions and inflation on our results of operations, the development and introduction of new products, the implementation of our marketing and branding strategies, and the future benefits and opportunities from significant investments. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements in this press release reflect our current views about future events. They are subject to risks, uncertainties, assumptions, and circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, activity levels, performance, or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by these forward-looking statements, including, but not limited to: changes in general economic or market conditions, including inflation, that could affect overall consumer spending or our industry; the impact of the COVID-19 pandemic on our industry and our business, financial condition and results of operations, including impacts on the global supply chain; failure of our suppliers, manufacturers or logistics providers to produce or deliver our products in a timely or cost-effective manner; labor or other disruptions at ports or our suppliers or manufacturers; increased competition causing us to lose market share or reduce the prices of our products or to increase our marketing efforts significantly; fluctuations in the costs of raw materials and commodities we use in our products and costs related to our supply chain (including labor); changes to the financial health of our customers; our ability to successfully execute our long-term strategies; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer shopping and engagement preferences and consumer demand for our products and manage our inventory in response to changing demands; loss of key customers, suppliers or manufacturers; our ability to effectively market and maintain a positive brand image; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to manage the increasingly complex operations of our global business; the impact of global events beyond our control, including military conflict; our ability to successfully manage or realize expected results from significant transactions and investments; our ability to effectively meet the expectations of our stakeholders with respect to environmental, social and governance practices; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; any disruptions, delays or deficiencies in the design, implementation or application of our global operating and financial reporting information technology system; our ability to attract key talent and retain the services of our senior management and other key employees; our ability to effectively drive operational efficiency in our business and realize expected benefits from restructuring plans; our ability to access capital and financing required to manage our business on terms acceptable to us; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; our ability to comply with existing trade and other regulations, and the potential impact of new trade, tariff and tax regulations on our profitability; risks related to data security or privacy breaches; and our potential exposure to litigation and other proceedings. The forward-looking statements here reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the statement’s date or to reflect unanticipated events.

# # #

Under Armour Contacts:
Lance Allega
SVP, Investor Relations & Corporate Development
(410) 246-6810

Under Armour, Inc.
For the Three Months and Year Ended March 31, 2023, and 2022
(Unaudited; in thousands, except per share amounts)
CONSOLIDATED STATEMENTS OF OPERATION

	Three Months Ended March 31,				Year Ended March 31,
in '000s	2023	% of Net Revenues	2022	% of Net Revenues	2023	% of Net Revenues	2022	% of Net Revenues
Net revenues	$1,398,913	100.0%	$1,300,945	100.0%	$5,903,636	100.0%	$5,727,216	100.0%
Cost of goods sold	792,009	56.6%	695,781	53.5%	3,254,296	55.1%	2,889,194	50.4%
Gross profit	606,904	43.4%	605,164	46.5%	2,649,340	44.9%	2,838,022	49.6%
Selling, general and administrative expenses	571,645	40.9%	594,446	45.7%	2,365,529	40.1%	2,414,499	42.2%
Restructuring and impairment charges	—	—%	56,674	4.4%	—	—%	90,079	1.6%
Income (loss) from operations	35,259	2.5%	(45,956)	(3.5)%	283,811	4.8%	333,444	5.8%
Interest income (expense), net	(1,651)	(0.1)%	(6,154)	(0.5)%	(12,826)	(0.2)%	(36,317)	(0.6)%
Other income (expense), net	(10,520)	(0.8)%	(51)	—%	16,780	0.3%	(43,984)	(0.8)%
Income (loss) before income taxes	23,088	1.7%	(52,161)	(4.0)%	287,765	4.9%	253,143	4.4%
Income tax expense (benefit)	(147,765)	(10.6)%	8,181	0.6%	(101,046)	(1.7)%	30,372	0.5%
Income (loss) from equity method investments	(308)	—%	732	0.1%	(2,042)	—%	(73)	—%
Net income (loss)	$170,545	12.2%	$(59,610)	(4.6)%	$386,769	6.6%	$222,698	3.9%

Basic net income (loss) per share of Class A, B and C common stock	$0.38		$(0.13)		$0.86		$0.47
Diluted net income (loss) per share of Class A, B and C common stock	$0.38		$(0.13)		$0.84		$0.47
Weighted average common shares outstanding Class A, B and C common stock
Basic	444,052		471,425		451,426		469,317
Diluted	454,652		471,425		461,509		472,457

Under Armour, Inc.
For the Three Months and Year Ended March 31, 2023, and 2022
(Unaudited; in thousands)
NET REVENUES BY PRODUCT CATEGORY

	Three Months Ended March 31,			Year Ended March 31,
in '000s	2023	2022	% Change	2023	2022	% Change
Apparel	$889,228	$876,604	1.4%	$3,871,638	$3,907,812	(0.9)%
Footwear	377,740	296,696	27.3%	1,455,265	1,251,776	16.3%
Accessories	95,698	96,803	(1.1)%	408,521	441,301	(7.4)%
Net Sales	1,362,666	1,270,103	7.3%	5,735,424	5,600,889	2.4%
Licensing revenues	25,754	26,602	(3.2)%	116,746	117,568	(0.7)%
Corporate Other (1)	10,493	4,240	NM	51,466	8,759	NM
Total net revenues	$1,398,913	$1,300,945	7.5%	$5,903,636	$5,727,216	3.1%

NET REVENUES BY DISTRIBUTION CHANNEL

	Three Months Ended March 31,			Year Ended March 31,
in '000s	2023	2022	% Change	2023	2022	% Change
Wholesale	$908,505	$829,179	9.6%	$3,468,126	$3,275,341	5.9%
Direct-to-consumer	454,161	440,924	3.0%	2,267,298	2,325,548	(2.5)%
Net Sales	1,362,666	1,270,103	7.3%	5,735,424	5,600,889	2.4%
License revenues	25,754	26,602	(3.2)%	116,746	117,568	(0.7)%
Corporate Other (1)	10,493	4,240	NM	51,466	8,759	NM
Total net revenues	$1,398,913	$1,300,945	7.5%	$5,903,636	$5,727,216	3.1%

NET REVENUES BY SEGMENT

	Three Months Ended March 31,			Year Ended March 31,
in '000s	2023	2022	% Change	2023	2022	% Change
North America	$862,177	$841,101	2.5%	$3,820,993	$3,845,746	(0.6)%
EMEA	259,514	228,056	13.8%	992,624	876,684	13.2%
Asia-Pacific	224,923	181,908	23.6%	825,338	803,450	2.7%
Latin America	41,806	45,640	(8.4)%	213,215	192,577	10.7%
Corporate Other (1)	10,493	4,240	NM	51,466	8,759	NM
Total net revenues	$1,398,913	$1,300,945	7.5%	$5,903,636	$5,727,216	3.1%

Under Armour, Inc.
For the Three Months and Year Ended March 31, 2023, and 2022
(Unaudited; in thousands)

INCOME (LOSS) FROM OPERATIONS BY SEGMENT

	Three Months Ended March 31,				Year Ended March 31,
in '000s	2023	% of Net Revenues (2)	2022	% of Net Revenues (2)	2023	% of Net Revenues (2)	2022	% of Net Revenues (2)
North America	$136,832	15.9%	$154,084	18.3%	$734,881	19.2%	$915,615	23.8%
EMEA	27,138	10.5%	30,336	13.3%	112,161	11.3%	136,252	15.5%
Asia-Pacific	23,386	10.4%	5,464	3.0%	100,276	12.1%	91,862	11.4%
Latin America	4,271	10.2%	6,343	13.9%	23,487	11.0%	27,274	14.2%
Corporate Other (1)	(156,368)	NM	(242,183)	NM	(686,994)	NM	(837,559)	NM
Income (loss) from operations	$35,259	2.5%	$(45,956)	(3.5)%	$283,811	4.8%	$333,444	5.8%
(1) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the Company’s operating segments but managed through the Company’s central foreign exchange risk management program, as well as subscription revenues from the Company's MapMyRun and MapMyRide platforms (collectively "MMR") and revenue from other digital business opportunities. Corporate Other also includes expenses related to the Company's central supporting functions.
(2) The percentage of operating income (loss) is calculated based on total segment net revenues. The operating income (loss) percentage for Corporate Other is not presented as a meaningful metric (NM).

Under Armour, Inc.
As of March 31, 2023, and March 31, 2022
(Unaudited; in thousands)
CONSOLIDATED BALANCE SHEETS

in '000s	March 31, 2023	March 31, 2022
Assets
Current assets
Cash and cash equivalents	$711,910	$1,009,139
Accounts receivable, net	759,860	702,197
Inventories	1,190,253	824,455
Prepaid expenses and other current assets, net	297,563	297,034
Total current assets	2,959,586	2,832,825
Property and equipment, net	672,736	601,365
Operating lease right-of-use assets	489,306	420,397
Goodwill	481,992	491,508
Intangible assets, net	8,940	10,580
Deferred income taxes	186,167	20,141
Other long-term assets	58,356	76,016
Total assets	$4,857,083	$4,452,832
Liabilities and Stockholders’ Equity
Accounts payable	649,116	560,331
Accrued expenses	354,643	317,963
Customer refund liabilities	160,533	159,628
Operating lease liabilities	140,990	134,833
Other current liabilities	51,609	125,840
Total current liabilities	1,356,891	1,298,595
Long-term debt, net of current maturities	674,478	672,286
Operating lease liabilities, non-current	705,713	668,983
Other long-term liabilities	121,598	84,014
Total liabilities	2,858,680	2,723,878
Total stockholders’ equity	1,998,403	1,728,954
Total liabilities and stockholders’ equity	$4,857,083	$4,452,832

Under Armour, Inc.
For the Year Ended March 31, 2023 and 2022
(Unaudited; in thousands)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended March 31,
in '000s	2023	2022
Cash flows from operating activities
Net income (loss)	$386,769	$222,698
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	137,620	140,592
Unrealized foreign currency exchange rate (gain) loss	(8,463)	(4,410)
Loss on extinguishment of senior convertible notes	—	58,526
Loss on disposal of property and equipment	2,619	5,497
Non-cash restructuring and impairment charges	1,959	19,466
Amortization of bond premium and debt issuance costs	2,192	12,167
Stock-based compensation	36,811	45,186
Deferred income taxes	(152,403)	(5,133)
Changes in reserves and allowances	11,696	(21,754)
Changes in operating assets and liabilities:
Accounts receivable	(62,162)	7,352
Inventories	(373,714)	37,616
Prepaid expenses and other assets	(36,652)	(16,397)
Other non-current assets	(52,795)	87,943
Accounts payable	77,558	51,149
Accrued expenses and other liabilities	12,081	(115,542)
Customer refund liabilities	851	(32,310)
Income taxes payable and receivable	6,119	1,328
Net cash provided by (used in) operating activities	(9,914)	493,974
Cash flows from investing activities
Purchases of property and equipment	(187,796)	(101,217)
Sale of property and equipment	—	852
Earn-out from the sale of the MyFitnessPal platform	35,000	—
Net cash used in investing activities	(152,796)	(100,365)
Cash flows from financing activities
Payments on long-term debt and revolving credit facility	—	(506,280)
Proceeds from capped call	—	91,722
Common shares repurchased	(125,000)	(300,000)
Employee taxes paid for shares withheld for income taxes	(5,151)	(13,128)
Proceeds from exercise of stock options and other stock issuances	3,776	3,764
Payments of debt financing costs	—	(1,884)
Net cash provided by (used in) financing activities	(126,375)	(725,806)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5,315)	(5,357)
Net increase in (decrease in) cash, cash equivalents and restricted cash	(294,400)	(337,554)
Cash, cash equivalents and restricted cash
Beginning of period	1,022,126	1,359,680
End of period	$727,726	$1,022,126

Under Armour, Inc.
For the Three Months and Year Ended March 31, 2023
(Unaudited)

The table below presents the reconciliation of net revenue growth (decline) calculated according to GAAP to currency-neutral net revenue, a non-GAAP measure. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
CURRENCY-NEUTRAL NET REVENUE GROWTH (DECLINE) RECONCILIATION

	Three months ended March 31, 2023	Year Ended March 31, 2023
Total Net Revenue
Net revenue growth - GAAP	7.5%	3.1%
Foreign exchange impact	2.3%	2.7%
Currency neutral net revenue growth - Non-GAAP	9.8%	5.8%

North America
Net revenue growth - GAAP	2.5%	(0.6)%
Foreign exchange impact	0.6%	0.4%
Currency neutral net revenue growth - Non-GAAP	3.1%	(0.2)%

EMEA
Net revenue growth - GAAP	13.8%	13.2%
Foreign exchange impact	6.1%	9.6%
Currency neutral net revenue growth - Non-GAAP	19.9%	22.8%

Asia-Pacific
Net revenue growth - GAAP	23.6%	2.7%
Foreign exchange impact	7.4%	7.1%
Currency neutral net revenue growth - Non-GAAP	31.0%	9.8%

Latin America
Net revenue growth - GAAP	(8.4)%	10.7%
Foreign exchange impact	(4.5)%	(1.8)%
Currency neutral net revenue growth - Non-GAAP	(12.9)%	8.9%

Total International
Net revenue growth - GAAP	15.5%	8.5%
Foreign exchange impact	5.6%	7.3%
Currency neutral net revenue growth - Non-GAAP	21.1%	15.8%

Under Armour, Inc.
For the Three Months and Year Ended March 31, 2023
(Unaudited; in thousands, except per share amounts)

The tables below present the reconciliation of the Company's consolidated statement of operations presented in accordance with GAAP to certain adjusted non-GAAP financial measures discussed in this press release. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.

ADJUSTED OPERATING INCOME (LOSS) RECONCILIATION

in '000s	Three months ended March 31, 2023	Year ended March 31, 2023
GAAP income from operations	$35,259	$283,811
Add: Impact of litigation reserve	—	20,000
Adjusted income from operations	$35,259	$303,811

ADJUSTED NET INCOME (LOSS) RECONCILIATION

in '000s	Three months ended March 31, 2023	Year ended March 31, 2023
GAAP net income	$170,545	$386,769
Add: Impact of litigation reserve	—	20,000
Add: Impact of earn-out recorded in connection with the sale of the MyFitnessPal platform	—	(45,000)
Add: Impact of commission expense in connection with the sale of the MyFitnessPal platform	—	1,120
Add: Impact of provision for income taxes	(86,754)	(96,562)
Adjusted net income	$83,791	$266,327

ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE RECONCILIATION

	Three months ended March 31, 2023	Year ended March 31, 2023
GAAP diluted net income per share	$0.38	$0.84
Add: Impact of litigation reserve	—	0.04
Add: Impact of earn-out recorded in connection with the sale of the MyFitnessPal platform	—	(0.09)
Add: Impact of commission expense in connection with the sale of the MyFitnessPal platform	—	—
Add: Impact of provision for income taxes	(0.20)	(0.21)
Adjusted diluted net income per share	$0.18	$0.58

Under Armour, Inc.
As of March 31, 2023, and 2022
COMPANY-OWNED & OPERATED DOOR COUNT

	March 31,
	2023	2022
Factory House	176	179
Brand House	18	18
North America total doors	194	197

Factory House	165	156
Brand House	80	87
International total doors	245	243

Factory House	341	335
Brand House	98	105
Total doors	439	440